May 26, 2003

To:	Alberta Securities Commission
British Columbia Securities Commission
Manitoba Securities Commission
Office of the Administrator, New Brunswick
Securities Commission of Newfoundland
Nova Scotia Securities Commission
Ontario Securities Commission
Registrar of Securities, Prince Edward Island
Commission des valeurs mobilieres du Quebec
Saskatchewan Securities Commission
Securities Registry, Government of the Northwest Territories
Registrar of Securities, Government of the Yukon Territories
The Toronto Stock Exchange
U.S. Securities & Exchange Commission
The NASDAQ Stock Exchange

Dear Sirs:

Subject:      Wescast Industries Inc.

We confirm that the following English material was sent by pre-paid mail on May 26, 2003, to all the shareholders of the subject Corporation whose names appear on the Corporation’s Supplemental Mailing List in compliance with current securities legislation requirements.

1.    First Quarter Report  - March 30,2003

In compliance with regulations made under the Securities Act, we are providing this material to you in our capacity as agent for the subject Corporation.

Yours truly,

(Signed)

Georges Raymond

Assistant Account Manager

Stock Transfer Services

(416) 263-9554

(416) 981-9800 Fax